EXHIBIT 3.3

RESTATED ARTICLES OF INCORPORATION

OF

A. T. MASSEY COAL COMPANY, INC.

I.

The name of the Corporation is A.T. Massey Coal Company, Inc.

II.

The purposes for which the Corporation is formed are to mine, process, buy and sell coal of various grades and sizes and generally to trade and deal in coal and coal by-products and to engage in transactions incidental to such business. In addition, the Corporation shall have the power to do anything not prohibited by law or required to be stated in these Articles.

III.

The number of shares which the Corporation shall have authority to issue shall be 1,500 shares of the par value of $1 each.

IV.

The number of Directors shall be fixed by the By-laws, but in the absence of a By-law fixing the number, the number shall be nine.

V.

(1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigate (including an action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement, and expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such action, suit or proceeding if the acted in good faith and in the manner he reasonably believed to be in or not opposed to the bet interests of the Corporation. The termination of any action, suit or proceeding by judgment, order or settlement shall not of itself create a presumption that the person did not act in good faith and in the manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

(2) Notwithstanding the provisions of section (1) of this Article V, no indemnification shall be made in an action or suit by or in the right of the Corporation to procure a judgment in its favor in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification.

(3) To the extent that any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections (1) and (2) of this Article V, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Any indemnification under sections (1) and (2) of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any such person is proper in the circumstances because he has met the applicable standard of conduct set forth in such sections (1) and (2). Such determination shall be made either (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders. If the determination is to be made by the Board of Directors, it may rely, as to all questions of law, on the advice of independent counsel.

(5) Expenses incurred in defending an action, suit or proceeding, whether civil, administrative or investigative, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in section (4) of this Article V, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

(6) Every reference herein to director or officer shall include former directors or officers, and their respective heirs, executors and administrators. The right of indemnification hereby provided shall not be exclusive of any other rights to which any director or officer may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such director or officer under the provisions of this Article V.

Dated: January 30, 1974

A. T. MASSEY COAL COMPANY, INC.

ARTICLES OF AMENDMENT AMENDING RESTATED

ARTICLES OF INCORPORATION

1. The name of the Corporation is A. T. Massey Coal Company, Inc.

2. The amendment adopted is to amend in its entirety Article V of the Corporation’s Restated Articles of Incorporation in the form attached hereto as Exhibit A.

3. At its meeting on November 5, 1976, the Board of Directors of the Corporation found such amendment to be in the best interests of the Corporation and directed that the amendment be submitted to its sole stockholder for adoption by written consent.

4. Such amendment was adopted by written consent of the sole stockholder of the Corporation on November 5, 1976.

Dated November 5, 1976.

A. T. MASSEY COAL COMPANY, INC.

By	/s/ E. Morgan Massey
President

and

By	/s/ Wm. Blair Massey
Secretary

EXHIBIT A

V.

(7) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including an action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement, and expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such actions, suit or proceeding if he acted in good faith and in the manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in the manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(8) Notwithstanding the provisions of section (1) of this Article, no indemnification shall be made in an action or suit by or in the right of the Corporation to procure a judgment in its favor in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification.

(9) To the extent that any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in section (1) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(10) Any indemnification under sections (1) and (2) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any such person is proper in the circumstances because he has met the applicable standard of conduct set forth in such sections (1) and (2). Such determination shall be made (a) by the Corporation’s Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion; or (c) by the shareholders. If the determination is to be made by the Directors, they may rely, as to all questions of law, on the advice of independent counsel.

(11) Expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in section (4) of this Article, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

(12) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

(13) Every reference herein to director, officer, employee or agent shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article.

A. T. MASSEY COAL COMPANY, INC.

ARTICLES OF AMENDMENT AMENDING

RESTATED ARTICLES OF INCORPORATION

1. The name of the Corporation is A. T. Massey Coal Company, Inc.

2. The amendment adopted is to amend in its entirety Article IV of the Corporation’s Restated Articles of Incorporation as follows:

“IV

(13) The number of Directors shall be nine. A change in the number of Directors shall be made only by amendment to the Corporation’s Restated Articles of Incorporation. The Board of Directors shall not take any action without the approval of at least 75% of the number of Directors specified in the Corporation’s Restated Articles of Incorporation.

(14) Notwithstanding the last sentence of Section (1) with respect to any matter requiring the approval of the Board of Directors,

(a) any vote by a Director who is interested in such matter or who serves as a director or officer of a corporation, firm, association or entity which is interested in such matter, shall not be counted for purposes of determining whether the required approval of at least 75% of the number of Directors specified in the Corporation’s Restated Articles of Incorporation has been attained; and

(b) If the votes of disinterested Directors are insufficient to constitute an act of the Board of Directors under the preceding clause (a), such matter nevertheless shall be approved by the Board of Directors if the disinterested Directors approve by unanimous vote and if there are not less than two such disinterested Directors.”

(15) The By-laws of the Corporation may not be altered, amended or repealed, and new By-laws of the Corporation may not be adopted, except by the stockholders of the Corporation:

2. By unanimous written consent dated as of December 31, 1981, the Board of Directors of the Corporation found such amendment to be in the best interests of the Corporation and directed that the amendment be submitted to its sole stockholder for adoption and approval by written consent.

3. Such amendment was adopted by written consent of the sole stockholder of the Corporation dated as of December 31, 1981.

Dated December 31, 1981.

A. T. MASSEY COAL COMPANY, INC.

By	/s/ E. Morgan Massey
President

and

By	/s/ Wm. Blair Massey
Secretary

A. T. MASSEY COAL COMPANY, INC.

ARTICLES OF AMENDMENT AMENDING RESTATED

ARTICLES OF INCORPORATION

4. The name of the Corporation is A. T. Massey Coal Company, Inc.

5. The amendment adopted is to amend in its entirety Article IV, Section (1) of the Corporation’s Restated Articles of incorporation as follows:

“(1) The number of Directors shall be three or more in number. Such number shall be changed only by amendment of the Corporation’s Restated Articles of Incorporation.”

6. Such amendment was adopted by written consent of the sole stockholder of the Corporation on July 24, 1987.

Dated July 24, 1987.

A. T. MASSEY COAL COMPANY, INC.

By:	/s/ E. Morgan Massey
President

and

By:	/s/ Wm. Blair Massey
Secretary